ENSERVCO Reports Third Quarter Financial Results

●	Total Q3 revenue increased 4% YOY to $5.7 million from $5.5 million

●	Q3 well enhancement service revenue up 32% YOY to $4.0 million from $3.1 million

●	Total 9-month revenue increased 48% YOY to $26.6 million from $17.9 million

●	9-month well enhancement service revenue increased 70% to $21.8 million from $12.9 million

●	Company and lender working on a covenant waiver due to shortfall on fixed charge coverage ratio during traditionally slowest quarter

DENVER, CO – November 14, 2017 – ENSERVCO Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported financial results for its third quarter and nine months ended September 30, 2017.

“Our third quarter was highlighted by solid, double-digit growth in our core well enhancement segment and continued success in building our new water transfer business, which comprised 14% of revenue in the quarter and continued to validate our strategy of adding high-growth, non-seasonal services to our mix,” said Ian Dickinson, President and CEO. “With our two seasonally slower quarters behind us, we have moved into our fourth and first quarter heating season and are seeing growing demand for all three of our well enhancement service lines. In addition, we continue to benefit from favorable macro tailwinds, including stabilized commodity prices and increased drilling and completion activity by our E&P customers.

“We are confident we can extend our recent track record of year-over-year revenue increases and improve our profit metrics as fleet utilization rates grow,” Dickinson added. “The key to this is our ability to grow market share and steadily reduce the seasonality of our business. Accordingly, we are investing in and strengthening our sales organization to better leverage the competitive advantages we enjoy through our increasingly diverse services mix and our industry reputation for safety and on-time service delivery. Having essentially doubled the size of our fleet in the last few years, we are focused on building utilization rates back toward their highs of 2014, when we achieved Company records for revenue and profitability.”

Dickinson also noted that ENSERVCO and its lender are working to amend the loan agreement to waive testing of the fixed charge coverage ratio to allow the Company to come back into compliance by year end.

Third Quarter Results

Total revenue for the third quarter ended September 30, 2017, increased 4% to $5.7 million from $5.5 million in the same quarter last year. The year-ago third quarter included $1.5 million in construction revenue related to a single dirt hauling project the Company undertook to retain key employees during the downturn. There was no construction revenue in the third quarter of 2017 as the Company focused on its core well enhancement services.

Well enhancement service revenue in the third quarter increased 32% year over year to $4.0 million from $3.1 million. This segment includes hot oiling, up 34% to $2.4 million; frac water heating, up 67% to $142,000; and acidizing, down 25% to $804,000 due to hurricane-related work postponement in south Texas and to the temporary suspension of maintenance activity by a large customer in Texas that has since resumed. Operating loss in the segment was $129,000 compared with an operating profit of $44,000 in the same quarter last year due primarily to an approximate $500,000 increase in labor and fleet maintenance costs to prepare for higher customer demand in the upcoming heating season than was expected last season.

Revenue from the Company’s new water transfer business increased to $798,000 versus no revenue in the category in the same period last year. ENSERVCO reported an operating loss of $25,000 in the segment due to carrying costs on equipment and water transfer personnel and to ongoing costs of the HydroFLOW® product line, which has not yet contributed to revenue. The Company expects the water transfer business to continue to grow and generate solid gross margins as utilization increases.

Water hauling revenue declined slightly in the third quarter to $911,000 from $918,000 in the same quarter last year. Operating profit in the segment was $110,000.

Total operating expenses in the third quarter grew 3% year over year to $8.8 million from $8.6 million primarily due to costs associated with increased activity and to higher investments in labor and fleet maintenance in preparation for strong customer demand in the fourth quarter. The Company also incurred $17,000 in costs associated with the transition of the executive management team. General and administrative expense increased to $1.1 million from $1.0 million year over year, while depreciation and amortization expense was essentially flat at $1.6 million.

The Company reported a third quarter net loss of $2.5 million, or $0.05 per diluted share, versus a net loss of $2.4 million, or $0.06 per diluted share, in the same quarter last year.

Adjusted EBITDA loss grew slightly to a negative $1.3 million from a negative $1.2 million.

Nine Month Results

Total revenue for the nine-month period ended September 30, 2017, increased 48% to $26.6 million from $17.9 million in the same period last year. Core well enhancement services were the primary growth drivers, with revenue in that category increasing 70% to $21.8 million from $12.9 million. All three components of well enhancement services showed growth, including hot oiling, up 26% to $8.0 million; frac water heating, up 134% to $10.7 million; and acidizing, up 26% to $2.0 million. Operating profit in the well enhancement segment rose sharply to $4.9 million from $2.1 million in the first nine months of 2016.

Water transfer revenue through nine months increased to $1.9 million from $32,000 in the same period last year. The Company showed an operating loss in this segment of $258,000 but seeks to generate solid gross margins in the business as utilization increases.

Water hauling revenue declined 8% year over year to $2.7 million from $2.9 million. The segment had an operating loss of $229,000.

Total operating expenses increased 25% year to date to $32.0 million from $25.6 million in the same period last year primarily due to costs associated with increased activity, labor and maintenance investments in preparation for increasing demand in the fourth quarter, and severance and related management transition costs. General and administrative expenses increased 18% to $3.4 million from $2.9 million last year due primarily to management transition costs. Depreciation and amortization expense declined slightly to $4.9 million from $5.0 million.

The Company reduced its year-to-date net loss by 14% to $5.0 million, or $0.10 per diluted share, from a net loss of $5.8 million, or $0.15 per diluted share, in the same period last year.

Adjusted EBITDA year to date improved to $959,000 versus a negative $2.1 million in the same period last year – a $3.1 million positive swing.

Conference Call Information

Management will hold a conference call today to discuss these results. The call will begin at 11:00 a.m. Mountain Time (1:00 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers). No passcode is necessary. A telephonic replay will be available through November 21, 2017, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #21909. To listen to the webcast, participants should go to the ENSERVCO website at www.enservco.com and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days. The webcast also is available at the following link: http://www.investorcalendar.com/event/21909

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment and water hauling. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing ENSERVCO’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO’s annual report on Form 10-K for the year ended December 31, 2016, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include the ability to sustain recent revenue and profit trends; ability to execute on the Company’s growth strategy; expectations for continued revenue growth and improving gross margins in the Company’s water transfer business; ability to extend the recent track record of year-over-year revenue increases and improve profit metrics; ability to increase fleet utilization, gain market share and reduce seasonality of the business; ability to get back into compliance with its fixed charge coverage ratio; and ability to leverage the Company’s competitive advantages. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-393-7044

Email: jay@pfeifferhigh.com

ENSERVCO CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenues
Well enhancement services	$4,033,487	$3,060,565	$21,836,551	$12,880,914
Water transfer services	797,805	-	1,855,811	31,688
Water hauling services	910,834	917,767	2,676,739	2,922,207
Construction services	-	1,524,879	254,066	2,113,813
Total revenues	5,742,126	5,503,211	26,623,167	17,948,622

Expenses
Well enhancement services	4,162,171	3,016,337	16,935,563	10,763,483
Water transfer services	822,322	254,304	2,114,094	1,133,556
Water hauling services	801,049	897,200	2,906,106	2,918,076
Construction services	-	1,621,732	211,644	2,334,058
Functional support	216,670	171,967	645,479	520,633
General and administrative expenses	1,138,741	966,873	3,423,040	2,894,769
Patent litigation and defense costs	28,447	33,171	95,677	108,783
Severance and Transition Costs (1)	16,666	-	784,421	-
Depreciation and amortization	1,617,957	1,602,901	4,869,260	4,968,493
Total operating expenses	8,804,023	8,564,485	31,985,284	25,641,851

Income (Loss) from Operations	(3,061,897)	(3,061,274)	(5,362,117)	(7,693,229)

Other Income (Expense)
Interest expense	(599,616)	(553,049)	(1,809,320)	(1,426,500)
Gain (Loss) on disposals of equipment	-	-	-	233,473
Other (expense) income	(263,713)	5,198	(221,734)	12,204
Total other expense	(863,329)	(547,851)	(2,031,054)	(1,180,823)

Income (Loss) Before Tax Expense	(3,925,226)	(3,609,125)	(7,393,171)	(8,874,052)
Income Tax Benefit (Expense)	1,415,494	1,251,301	2,407,023	3,060,008
Net Loss	$(2,509,732)	$(2,357,824)	$(4,986,148)	$(5,814,044)

Earnings (Loss) per Common Share - Basic	$(0.05)	$(0.06)	$(0.10)	$(0.15)

Earnings (Loss) per Common Share – Diluted	$(0.05)	$(0.06)	$(0.10)	$(0.15)

Basic weighted average number of common shares outstanding	51,067,660	38,130,160	51,067,660	38,129,994
Add: Dilutive shares assuming exercise of options and warrants	-	-	-	-
Diluted weighted average number of common shares outstanding	51,067,660	38,130,160	51,067,660	38,129,994

(1) Severance and transition costs comprise (i) payments and accruals for future payments to our former Chief Executive Officer and Chief Financial Officer and (ii) professional fees directly related to separation and transition activities.

 ENSERVCO CORPORATION AND SUBSIDIARIES

Calculation of Adjusted EBITDA*

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Adjusted EBITDA*
Income (Loss)	$(2,509,732)	$(2,357,824)	$(4,986,148)	$(5,814,044)
Add Back (Deduct)
Interest Expense	599,616	553,049	1,809,320	1,426,500
Provision for income taxes (benefit) expense	(1,415,494)	(1,251,301)	(2,407,023)	(3,060,008)
Depreciation and amortization	1,617,957	1,602,901	4,869,260	4,968,493
EBITDA*	(1,707,653)	(1,453,175)	(714,591)	(2,479,059)
Add Back (Deduct)
Stock-based compensation	126,152	175,954	571,909	493,458
Severance and Transition Costs	16,666	-	784,421	-
Patent Litigation and defense costs	28,447	33,171	95,677	108,783
(Gain) on sale and disposal of equipment	-	-	-	(233,473)
Interest and other expense (income)	263,713	(5,198)	221,734	(12,204)
Adjusted EBITDA*	$(1,272,675)	$(1,249,248)	$959,150	$(2,122,495)

*Note: See below for discussion of the use of non-GAAP financial measurements.

Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

EBITDA is defined as net income (earnings), before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA excludes stock-based compensation from EBITDA and, when appropriate, other items that management does not utilize in assessing the Company’s ongoing operating performance as set forth in the next paragraph. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, warrants issued, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., income taxes, severance and transition costs related to the executive management team, gain on sale of investments, loss on disposal of assets, patent litigation and defense costs, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, our leverage and fixed charge ratio covenants associated with our 2014 Credit Agreement require the use of Adjusted EBITDA (with certain adjustments from the Adjusted EBITDA presented above) in specific calculations.

ENSERVCO CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	September 30,	December 31,
ASSETS	2017	2016
	(Unaudited)
Current Assets
Cash and cash equivalents	$479,851	$620,764
Accounts receivable, net	3,880,464	4,814,276
Prepaid expenses and other current assets	944,142	970,802
Inventories	431,462	407,379
Income tax receivable	-	223,847
Total current assets	5,735,919	7,037,068

Property and Equipment, net	30,928,820	34,617,961
Deferred Tax Asset, net	1,962,979	-
Other Assets	1,255,610	714,967

TOTAL ASSETS	$39,883,328	$42,369,996

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,095,793	$3,682,599
Senior revolving credit facility	23,543,802	-
Current portion of long-term debt	176,956	318,499
Total current liabilities	26,816,551	4,001,098

Long-Term Liabilities
Senior revolving credit facility	-	23,180,514
Subordinated debt	2,213,796	-
Long-term debt, less current portion	265,465	304,373
Deferred income taxes, net	-	468,565
Warrant liability	586,312	-
Total long-term liabilities	3,065,573	23,953,452
Total liabilities	29,882,124	27,954,550

Commitments and Contingencies (Note 9)

Stockholders' Equity
Preferred stock, $.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $.005 par value, 100,000,000 shares authorized, 51,171,260 and 51,171,260 shares issued, respectively; 103,600 shares of treasury stock; and 51,067,660 and 51,067,660 shares outstanding, respectively	255,337	255,337
Additional paid-in capital	19,439,609	18,867,702
Accumulated deficit	(9,693,742)	(4,707,593)
Total stockholders' equity	10,001,204	14,415,446

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$39,883,328	$42,369,996

ENSERVCO CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	September 30,
	2017	2016
OPERATING ACTIVITIES
Net loss	$(4,986,148)	$(5,814,044)
Adjustments to reconcile net loss to net cash provided by operating activities	-
Depreciation and amortization	4,869,260	4,968,493
(Gain) loss on disposal of equipment	-	(233,473)
Unrealized loss on warrant liability	279,665	-
Deferred income taxes	(2,294,388)	(3,073,082)
Stock-based compensation	571,909	493,458
Stock issued for services	-	1,714
Amortization of debt issuance costs and warrants	447,885	113,816
Bad debt expense	93,402	145,902
Changes in operating assets and liabilities
Accounts receivable	755,430	3,520,841
Inventories	(24,083)	(54,285)
Prepaid expense and other current assets	66,679	155,926
Income taxes receivable	223,847	(1,400)
Other assets	(610,369)	26,249
Accounts payable and accrued liabilities	55,727	901,243
Net cash (used in) provided by operating activities	(551,184)	1,151,358

INVESTING ACTIVITIES
Purchases of property and equipment	(1,283,773)	(4,804,328)
Proceeds from disposal of equipment	120,537	321,725
Net cash used in investing activities	(1,163,236)	(4,482,603)

FINANCING ACTIVITIES
Net line of credit borrowings	789,667	3,465,363
Proceeds from issuance of long-term debt	1,000,000	-
Repayment of long-term debt	(180,451)	(107,580)
Payment of debt issuance costs	(35,709)	(50,000)
Net cash provided by financing activities	1,573,507	3,307,783

Net Decrease in Cash and Cash Equivalents	(140,913)	(23,462)

Cash and Cash Equivalents, beginning of period	620,764	804,737

Cash and Cash Equivalents, end of period	$479,851	$781,275

Supplemental cash flow information:
Cash paid for interest	$303,117	$37,534
Cash (received) paid for taxes	$(222,110)	$1,400

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Non-cash proceeds from subordinated debt borrowings (1)	$1,500,000	$-
Non-cash proceeds from revolving credit facilities (2)	$1,123,621	$1,146,980
Non-cash repayment of revolving credit facility (1)	$(1,500,000)	$-